EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 11, 1999 incorporated by reference in the Registration Statement (Form S-8) dated January 7, 2000.



/s/ Farber & Hass LLP

Oxnard, California
January 7, 2000